UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

November 6, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 6, 2007, the Board of Directors of Spectrum Brands, Inc. (the “Company”) further amended and restated the Company's Amended and Restated By-Laws (as further amended and restated, the “Amended and Restated By-Laws”).  The Board of Directors made changes to Article VI of the Amended and Restated By-Laws to clarify that the Company may issue shares of its stock in uncertificated form.  The Company’s ability to issue shares of its stock in uncertificated form is necessary to satisfy the New York Stock Exchange ("NYSE") requirement for the Company, as an NYSE listed company, to be eligible to participate in a direct registration system operated by a securities depository.  DRS eligibility does not require the company to issue uncertificated shares.  The Board of directors also amended Article IV of the Amended and Restated By-laws to revise certain of the powers and duties of the Company’s officer positions to conform more closely to the Company’s current organizational structure and to provide increased flexibility for future organizational structures.  In addition, the Board of Directors amended certain other sections of the Amended and Restated By-laws to make conforming and ministerial changes.

A copy of the Company's Amended and Restated By-Laws is attached hereto as Exhibit 3.1 and is incorporated by reference herein in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

           3.1           Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated By-Laws